                              DISTRIBUTOR AGREEMENT

                                    PREAMBLE

THIS DISTRIBUTION AGREEMENT ("Agreement") entered into as of MARCH 20, 2006
Creative Enterprises, (hereinafter "Supplier") and Exclusive Beverage
Distributors with its principle place of business at 176-19 Central Ave.
Fanningdale, NY, 11735 (hereinafter "Distributor").

                                     RECITAL

WHEREAS, Supplier is in the business of developing, marketing, selling and promoting certain beverage products, including the Product (as hereinafter defined):

WHEREAS, Distributor is in the business of distributing beverages to customers and assures the Supplier that it has the financial resources, facilities, personnel, and expertise necessary to successfully market the Product in the territory (as hereinafter defined); and

WHEREAS, Distributor wishes to obtain, and Supplier is willing to grant
Distributor an exclusive right to distribute the Product to retail customers for purpose of resale in the Territory.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged.
Supplier and Distributor, intending to be legally bound, hereby agree as follows:

    1.  DEFINITIONS - For purpose of this Agreement the following terms shall have the respective meanings indicated below:

            1.1     PRODUCT - Jana Water, Jana Flavored Water, and Skinny Water.

            1.2     SALES QUOTA - Specified minimum case quantities of the
                    Product as set forth in EXHIBIT A consisting of a Minimum
                    Annual Purchase Commitment.

            1.3     TERRITORY - As set forth in EXHIBIT B).

            1.4     PRICING - As set forth in EXHIBIT C).

            1.5     CASE 24 pack 16 oz. Water, Flavored Water, and Skinny Water,
                    12 Pack 1 Liter and 1.5 Liter water.

* Certain portions of this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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    2.  GRANT OF DISTRIBUTION RIGHT

            2.1     EXCLUSIVE - Subject to the terms and conditions of this
                    agreement, Supplier hereby grants to Distributor, and
                    Distributor hereby accepts from Supplier, a nontransferable, exclusive right to distribute the Product to customers
                    located in a Territory.

            2.2     Supplier agrees to compensate Distributor for all cases
                    delivered in the Territory through alternative distribution subject to the exceptions herein Section 2 of this
                    agreement. This invasion fee will be paid on a quarterly
                    basis, at the rate of *** per case.

            2.3     Supplier expressly reserves unto itself and/or its agents
                    the right to sell products within the territory to all
                    accounts that will not accept store delivery inclusive of
                    catalogue accounts, internet fulfillment services and
                    electronic media accounts.

            2.4     Supplier shall be free to sell or distribute products in the
                    Territory to or in any of the following which Distributor
                    fails to effectively service within 90 days hereof, or at
                    any time that such service ceases or is interrupted for any period of 30 or more days.

                         a)  Any class or channel of trade that is mutually
                             agreed upon;

                         b)  Any significant, definable, geographical segment of
                             the territory;

                         c)  Any accounts the Distributor is unwilling to
                             service;

            2.5     Distributor may appoint sub-distributors in furtherance of its obligations under this Agreement to service the
                    Territory encompassed by this Agreement. Distributor shall be responsible for the conduct of all its sub-distributors.
                    In the event this Agreement is terminated, any and
                    all sub-distributor Agreements shall automatically be
                    terminated. The Distributor agrees to indemnify and hold
                    harmless Supplier against any and all damages and costs,
                    including attorney's fees and all other expenses incidental thereto, incurred as a result of any claim(s) asserted by
                    any of the Distributors' sub-distributors, Supplier may
                    notify Distributor of such dissatisfication and it shall be the obligation of the Distributor to terminate the
                    sub-distributor within sixty (60) days of said notification by Supplier, without any disruption of service to the retail accounts being serviced by said sub-distributor.

             2.6    Chain accounts, from time to time Supplier or it's
                    affiliates may agree to uniform pricing with certain Chain accounts customers. Distributor shall have a right of first refusal to match the agreed to uniform pricing for these
                    accounts within the Territory. All discounts will be split between supplier and distributor.

    3.  MARKETING OBLIGATIONS OF DISTRIBUTOR

              3.1   DISTRIBUTION TO CUSTOMERS - Subject to the exclusions
                    contained in paragraph 2.4 hereof, Distributor shall directly distribute the Product to customers within the Territory.

* Certain portions of this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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            3.2     SALES QUOTAS - As set forth in EXHIBIT A. In each annual
                    period. Distributor shall equal or exceed the retail sales quota set forth in EXHIBIT A.

            3.3     PROMOTIONAL EFFORTS - Distributor shall use its best
                    efforts to aggressively sell and promote the product to
                    customers in the Territory.

            3.4     DISTRIBUTOR ASSISTANCE - Supplier shall assist Distributor with the marketing of product within the Territory and will honor all reasonable requests for promotional support.

            3.5     DISTRIBUTOR SERVICE - Distributor shall use its best
                    efforts to properly service all customers within the
                    Territory.

            3.6     REPORTS - Distributor shall deliver to Supplier no later
                    than 10 days after the end of each month during the term of this agreement a written report showing for the preceding
                    month by ship-to location.

                    a.    Monthly Depletions of product by case for each item

                    b.    Year to Date Sales of Product in cases for each item

                    c.    Number of Active Accounts for the Product

                    d.    Sales to chain Accounts of twenty (20) stores or more
                          (whether all such stores are within or outside the
                          Territory) by cases for item, upon request.

4. ORDER PROCEDURE

            4.1     ORDERS - All orders for Product requested by Distributor
                    shall be in writing and received by Supplier at least 5 days prior to requested shipping date.

            4.2     SUPPLIER ACCEPTANCE - All orders for Product by
                    Distributor shall be subject to acceptance by Supplier and shall not be binding upon Supplier until the earlier of
                    written confirmation or shipment, and in the case of
                    acceptance by shipment, only as to the portion of the order actually shipped.

            4.3     CONTROLLING TERMS - The terms and conditions of this
                    agreement and of the applicable Supplier hereunder. Any
                    terms or conditions appearing on the face or reverse side of any purchase order, acknowledgement or confirmation that are different from or in addition to those required hereunder
                    shall not be binding on the parties, even if signed and
                    returned.

5. PRICES, DISCOUNTS AND PAYMENT

            5.1     PRICES TO DISTRIBUTOR - The price payable by Distributor
                    for the Product shall be established by Supplier for
                    purposes of this agreement and may be changed, at the
                    Supplier's sole discretion, within thirty (30) days written notice to Distributor.

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            5.2     PAYMENT - Distributor shall pay for Product within (45)
                    days from the date product is received on such terms as may be otherwise specified on Supplier's invoice. At Supplier's option, shipments may be made on credit terms in effect at the time an order is accepted. Supplier reserves the right, upon written notice to Distributor of any of its obligations to Supplier, including the failure of Distributor to comply with credit terms and limitations.

            5.3     DISTRIBUTOR FINANCIAL CONDITION - Distributor represents
                    and warrants that it is and at all times during the term of this Agreement shall remain in good financial condition,
                    solvent and able to pay invoices for product when due.

6. WARRANTY - Subject to the terms and conditions of this Agreement, Supplier warrants that the Product, when and is delivered to Distributor, confirms to its specifications in all material respects, and to the best of its knowledge is free from defects in contents and workmanship.

7. CONFIDENTIAL INFORMATION - During the course of performance of this
Agreement. Supplier may disclose certain Confidential Information to the
Distributor solely to permit Distributor to perform its obligations under this
Agreement. Distributor shall use its best efforts to maintain the secrecy of all such Confidential Information. Distributor shall refrain from using, disclosing, or otherwise exploiting any Confidential Information for any purpose not specifically authorized by Supplier in this agreement. All files, lists, records, documents, drawings marketing and ad campaigns, that incorporate or refer to any Confidential Information shall be returned or destroyed promptly upon termination of this Agreement. Confidential Information will only be disclosed to those employees of the Distributor that need such information to effectively perform their obligation to distribute the product & vice versa.

8. TRANSHIPMENT - Distributor shall not directly sell or distribute the product outside the Territory described in Exhibit B without prior written permission of an officer of Supplier. The Distributor acknowledges that such action will cause irreparable and incalculable harm to Supplier. Supplier may terminate this
Agreement for cause if Distributor directly sells or Distributes Charity
Beverage Products outside the Territory, and Supplier shall be free thereafter to appoint another Distributor in the Territory. In addition to all other remedies available to the Supplier for such breach. Distributor shall pay $5.00 for each case sold of the product found to have been so sold or distributed by
Distributor outside of the territory. Only if the supplier Chooses not to terminate.

9. INSURANCE - Distributor shall maintain general and public liability and product liability insurance in sum not less than that $1,000,000 underlying coverage.

10. TRADEMARKS - All trademarks, tradedress copyright and goodwill as they relate to the Product, packaging, image, merchandising and advertising materials remain the sole and exclusive property of the Supplier. The Supplier grants the
Distributor the right, during the term of this Agreement, to use its trademark, tradedress and Product image to promote the goodwill and sales of the products in the Territory. Any use of such must be to promote the products in the best possible manner and is at the sole discretion of the supplier. All proposed marketing materials are subject to Supplier approval.

11. TERM - This Agreement shall commence on the date signed by both parties and shall remain In force until December 31, 2009 and shall automatically renew from year to year as long as Distributor come within 80% of projected sales quotas.

12. TERMINATION - This Agreement may be terminated as follows:

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            12.1    For cause or breach of a material provision of this
                    Agreement, by either party with at least 30 days advance
                    written notice.

            12.2    By the Supplier in the event of;

                          A)    the liquidation or dissolution or notice thereof
                                of the Distributor's usual business;

                          B)    an assignment by the Distributor for the benefit
                                of creditors; or

                          C)    the filing of a voluntary or involuntary
                                petition under the provisions of the United
                                Stated Bankruptcy Code or the appointment of a
                                receiver for the property of the Distributor,
                                the filing of which remains uncontested and
                                undischarged by the Distributor at the end of
                                thirty (30) days after such filing.

            12.3    Supplier may terminate this agreement without cause at
                    anytime upon 60 days advanced written notice to Distributor.
                    If the Distributor is terminated by the Supplier, or its
                    successor, for any reason other than cause, the terminating party will pay to the distributor an amount equal to the
                    pre-tax gross profit times the number of cases of Product
                    purchased by distributor during either: a) the twelve (12)
                    months immediately preceding notice of termination or; b)
                    such shorter period time prior to termination that
                    Distributor has been selling the product. Payments hereunder shall be due within 90 days of such termination and shall be calculated as the base amount plus any outstanding monies
                    due to the Distributor for promotional programs, co-op or
                    otherwise, and any returns or allowances; minus any
                    outstanding monies due the Supplier including, but not
                    limited to, invoices due for product or P.O.S., repurchased product, promotional activities (Slotting, incentives, etc.)
                    and any other adjustments outstanding.

            12.4    CONSEQUENCES OF SURVIVAL - Upon termination of this
                    Agreement, Supplier shall have the right to repurchase all saleable product inventory and P.O.S. materials held by the
                    Distributor at landed net invoice prices. In further
                    consideration of the compensation payable in connection
                    herewith, the Distributor will guarantee to Supplier that
                    concurrently with the termination and payment, it will
                    furnish to Supplier:

13. MODIFICATIONS, AMENDMENTS, AND WAIVERS - This Agreement may not be modified or amended, including by custom, usage of trade, or course of dealing, except by an instrument in writing signed by a duly authorized officers of both of the parties hereto. Performance of any obligation required of a party hereunder may be waved only by a written waiver signed by a duly authorized officer of the other party, which waiver shall be effective only with respect to the specific obligation described therein. The waiver by either party hereto of a breach of any obligation of the other shall not operate or be construed as a waiver or other subsequent breach of the same provision or any other provision of this
Agreement.

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            14.1    ASSIGNMENT - Supplier's grant of distribution rights
                    hereunder is based upon its trust and confidence in the
                    Distributor and the current owners of the Distributor. The
                    Distributor's rights and/or obligations under this Agreement may not be transferred or assigned in any matter, voluntary or involuntary, to any other person or entity, without
                    written consent of the Supplier. For purposes of this
                    provision, a transfer or assignment shall include, but not be limited to the following: (a) gift; (b) merger of
                    Distributor with any other entity; and (c) sale, gift,
                    transfer or issuance of more than 25% of the equity
                    ownership or stock of the Distributor to any person, persons or entities other than the current owners or their direct
                    family. Supplier will not unreasonably withhold such consent if Distributor timely provides Supplier with all information it reasonably requires and determines that such transfer or assignment will not significantly impair Supplier rights or opportunities hereunder nor put Supplier at risk in any of its other business dealings. Upon any such transfer or
                    assignment without Supplier consent, this Agreement shall
                    immediately terminate, without notice and without
                    opportunity to cure.

            14.2    FORCE MAJCURE - Supplier or distributor shall not be
                    responsible for any failure to perform due to unforeseen
                    circumstances or to cause beyond Supplier's reasonable
                    control, including but not limited to acts of God, war,
                    riot, embargos, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor, or materials. In the event of any such delay. Supplier may defer the delivery date for a period equal to the time of such, delay.

            14.3    NOTICES - Unless other wise specifically provided, all
                    notices required permitted by this Agreement shall be in
                    writing and may be delivered personally, or may be sent by facsimile or certified mail, return receipt requested, to
                    the following addresses, unless the parties are subsequently notified of any change of address in accordance with this
                    section 14.3

            IF TO SUPPLIER:

            CREATIVE ENTERPRISES
            461 Park Ave. South
            New York, NY
            Attn:
            Facsmile: 212-684-2412

            IF TO DISTRIBUTOR:

            EXCLUSIVE BEVERAGE DISTRIBUTORS
            176-19 CENTRAL AVE
            Farmingdale, NY.11735

            Attn: Steve Gress

            Facsmile: 631-293-2064

            Any notice shall be deemed to have been received as follows: (1) by personal delivery, upon receipt; (2) by facsimile. 24 hours after transmission or dispatch; (3) by certified mail, 5 business days after delivery to the U.S. postal authorities by the party serving notice. If notice is sent by facsimile, a confirming copy of the same shall be sent by mail to the same address.

            14.4    ARBITRATION -- Any controversy or claim between or among
                    the parties relating to this Agreement shall be determined by arbitration in accordance with the Commercial

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                    Arbitration Rules of American Arbitration Association. The
                    panel shall consist of at least (3) three arbitrators. Any such arbitration hearing shall be held in New York unless
                    the parties mutually agree otherwise.

            14.5    GOVERNING LAW - The validity and interpretation of this
                    Agreement shall be governed by and construed and enforced in accordance with the Laws of the state of New York.

            14.6    AUTHORITY - The Distributor has all requisite corporate
                    power and authority to enter into this Agreement. This
                    Agreement has been duly and validly executed and delivered by the Distributor and constitutes a legal, valid and
                    binding agreement of the Distributor, enforceable in
                    accordance with its terms.

            14.7    ENTIRE AGREEMENT - This Agreement constitutes the entire
                    understanding and contract between the parties and
                    supersedes and all prior and contemporaneous, oral or
                    written representations, communications, understandings, and agreements between the parties with respect to the subject matter hereof. The parties acknowledge and agree that
                    neither of the parties is entering into this Agreement on
                    the basis of any representations or promises not expressly contained herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first below written.

SUPPLIER                                 DISTRIBUTOR

Executed this day 20 of March, 2006      Executed this day 20 of March, 2006

By: Chris Durkin, Pros. CEO              By: Steve Gress/Pres.
    -------------------------------          -------------------------------
       (PRINTED NAME/TITLE)                      (PRINTED NAME/TITLE)

Signature: /s/ Chris Durkin              Signature: /s/ Steve Gress

CREATIVE ENTERPRISES                     Exclusive Beverage Distributors
461 Park Ave. South                      176-19 Central Ave
New York, NY. 10016                      Farmingdale, NY. 11735
Facsmile: 212-684-2412                   Facsmile: 631-293-2064

Creative Enterprises                     Exclusive Beverage Distributors
A NEVADA Corporation                     A New York Corporation

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                                   EXHIBIT A)

                            SALES AND MARKETING PLAN

1.    SALES QUOTAS:

      In addition to the Distributor's obligation to use its best efforts to actively and aggressively market the Products to all available customers within the Territory, the Distributor agrees to purchase and pay for the following minimum volumes of the Products for sale in the territory, which amounts the parties hereby acknowledge and stipulate are fair and commercially reasonable.

2006 [***] cases
2007 [***] cases
2008 [***] cases

The parties agree to negotiate the Minimum Purchase Volumes for each year after the periods set forth above, based upon the current market conditions, including categories growth, population size, per-capita sales volume and comparative analysis to other territories. In the event that an agreement is reached, shall be [***] higher than the minimum for the previous year or [***] of the actual purchase in the previous year, whichever is greater.

3     MARKETING FUNDING & CO-OP'S: Supplier and Distributor each agree to fund on a 60/40 basis the following:

                    A.    Distributor Sales Incentives

                    B.    Cooler Programs

4     Failure to comply with any of the provisions of this Marketing plan or failure to achieve any of the purchase or distribution goals set forth herein shall constitute a material breach of this Agreement and give rise to termination with cause.

            Agreed to: /s/ Steve Gress
                       -----------------------------
                              (DISTRIBUTOR)

            Accepted By: /s/ Chris Durkin
                         ---------------------------
                              (SIGNATURE)

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                        8

                                   EXHIBIT B)

                                    TERRITORY

1.    EXCLUSIVE BEVERAGE DISTRIBUTORS shall be the exclusive beverage
Distributor of the Product;

      In the state of NEW YORK

      In the counties of Richmond, Kings, Queens, Manhattan, The Bronx, Nassau
      and Suffolk.

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                                    EXHIBIT C

                                     PRICING

                                     [***]

ALL PRICES ARE SUBJECT TO CHANGE WITHIN 60 DAYS WRITTEN NOTICE TO DISTRIBUTOR.

*** Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

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